Exhibit 10.24

                  FINANCIAL FEDERAL CORPORATION
                    2006 STOCK INCENTIVE PLAN
                  ____________________________

                      Stock Unit Agreement
               __________________________________

                        Award No. _______

          Pursuant to Section 10 of the Financial Federal Corporation 2006 Stock Incentive Plan (the "Plan"), you are hereby granted an award (the "Award") of Stock Units (the "Units") subject to the terms and conditions set forth in the
Plan as modified by this Stock Unit Award Agreement ("Award Agreement"). A summary of the Plan appears in its Prospectus, which is attached as Exhibit A. You should carefully review these documents, and consult with your personal financial advisor, in order to fully understand the implications of this Award Agreement, including your tax alternatives and their consequences.

          By executing this Award Agreement, you agree to be bound by all of the Plan's terms and conditions as if they had been set out verbatim below. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors (the "Board" or the "Committee") of Financial Federal Corporation (the "Company") and shall (in the absence of manifest bad faith or fraud) be final, conclusive and binding upon all parties, including you, your heirs and representatives. Capitalized terms are defined in the Plan or in this Award Agreement.

1.   Specific Terms.  Your Units have the following terms:

Name of
Participant

Number of       ______ shares of the Company's common stock.
Shares of
Stock Subject
to the Award

Award Date      _____________

Vesting You will become ______ vested in this Award _______ after the Award Date; subject to acceleration as provided in Section 2 below, and to your Service not ending before vesting.

Dividend        [  ] Awarded in accordance with Section 6 below.
Equivalents
                [  ] Not applicable.

Time of         The Stock Unit Award will be settled, through
Settlement      the issuance of shares, in accordance with your
                elections that are set forth in the
                Distribution Election Agreement.

2. Accelerated Vesting; Change in Corporate Control. To the extent you have not previously vested in your rights under this Award, your rights will become 100% vested upon (a) termination of your Service due to your death or Disability; or (b) a Change In Control.

3. Termination of Service. This Award shall be canceled and become automatically null and void immediately after termination of your Service for any reason, but only to the extent you have not become vested pursuant to the foregoing terms on or at the time your Service ends.

4. Satisfaction of Vesting Restrictions. No Shares will be issued before you complete the requirements that are necessary for you to vest in the Shares underlying your Units. As soon as practicable after the later of (i) the date on which your Units vest in whole or in part or (ii) the distribution date or dates set forth in your deferral election, the Company will issue to you or your duly-authorized transferee, free from vesting restrictions (but subject to such legends as the Company determines to be appropriate), one Share for each vested Unit, as the case may be. Fractional shares will not be issued, and cash will be paid in lieu thereof. Certificates shall not be delivered to you unless you have made arrangements satisfactory to the Committee to satisfy tax-withholding obligations (if any).

5. Investment Purposes. By executing this Award, you represent and warrant to the Company that any Shares issued to you pursuant to your Units will be for investment for your own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

6. Dividend Equivalents. You will not receive any cash or stock dividends, or dividend equivalent rights, in connection with this Award, unless an Award is made pursuant to Section 1 above, in which event the following provisions shall apply to you. While your Units are outstanding, you or your duly-authorized transferee shall also be entitled to receive, with respect to each Unit outstanding -

           (i) the number of Shares equal to the stock dividends per Share which were declared and paid to the holders of Shares on or after the Award Date, and

           (ii) a cash payment equal to the per Share cash dividend for any cash dividends that were paid to the holders of Shares based on a record date on or after the Award Date with such cash payment occurring at the same as dividend payments are made to such Company common stockholders.

7. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a beneficiary (the "Beneficiary") to your interest, if any, in the this Award and any underlying Shares. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement (the "Designation of Beneficiary") and delivering an executed copy of the Designation of Beneficiary to the Company.

8.    Restrictions on Transfer of Award. Your rights  under  this
Award   Agreement  may  not  be  sold,  pledged,   or   otherwise
transferred without the prior written consent of the Committee.

9. Income Taxes and Deferred Compensation. You are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with this Award (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold you harmless from any or all of such taxes. The Committee has the discretion to unilaterally modify this Award in a manner that (i) conforms with the requirements of Section 409A of the Code, (ii) that voids any election of yours to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by you, subject to any valid second election to defer, provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C). The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement.

10. Notices. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

11. Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

12. Modifications. This Award Agreement may be modified or amended at any time, in accordance with the Plan and provided that you must consent in writing to any modification that adversely or materially affects your rights or obligations under this Award Agreement (with such an effect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code).

13.   Headings.   Section and other headings  contained  in  this
Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

14. Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

15. Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

16. Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

17. Not a Contract of Employment. By executing this Award Agreement you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, Service or consulting relationship with the Company, nor shall it affect in any way your right or the rights of the Company, to terminate your employment, Service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

18. Governing Law. The laws of the State of New York shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.



          BY YOUR SIGNATURE BELOW, along with the signature of the Company's representative, you and the Company agree that the Units hereby awarded under and governed by the terms and conditions of this Award Agreement and the Plan.


                    FINANCIAL FEDERAL CORPORATION

                    By:
                         Name:
                         Title:


                    By:
                         Name:
                         Title:


                    PARTICIPANT

                    The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

                    By:
                    Name of Participant: